UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2013

Cryo-Cell International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, FL	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 29, 2013, Cryo-Cell International, Inc. (the “ Company”) entered into an Amendment Agreement (the “Amendment”) amending certain terms of the employment agreement dated June 18, 2012 (the “Employment Agreement”) with Linda Kelley, the Company’s Chief Scientific Officer (the “Executive”). The initial term of the Employment Agreement has concluded and an additional one-year term was effective June 18, 2013.

Per the Amendment, the Executive will be entitled to receive an annual bonus based on the Company’s net income for that fiscal year before the accrual of any bonus expenses (the “Pre-Bonus Net Income”) The annual bonus will be distributed on or about February 1st of each year of the Employment Agreement based on certain criteria set for the previous fiscal year as shown below:

If the Pre-Bonus Net Income Equals/Exceeds	Bonus Amount

$2.0 Million	$25,000

$3.0 Million	$50,000

$4.0 Million	$75,000

For the fiscal year ending November 30, 2013, the calculation of the annual bonus will be based upon a proration of the Pre-Bonus Net Income amount for the last quarter of fiscal 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(Registrant)

Date: October 30, 2013	By:	/s/ David Portnoy
	Name:	David Portnoy
	Title:	Chairman, Co-CEO